GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC. (the "Fund")

POWER OF ATTORNEY

The undersigned hereby constitute and appoint Mark N. Jacobs, Michael A. Rosenberg, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery, and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Fund's Registration Statement on N-1A, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Clifford L. Alexander	August 12, 2005
Clifford L. Alexander

/s/ Peggy C. Davis	August 12, 2005
Peggy C. Davis

/s/ Joseph S. DiMartino	August 12, 2005
Joseph S. DiMartino

/s/ Ernest Kafka	August 12, 2005
Ernest Kafka

/s/ Nathan Leventhal	August 12, 2005
Nathan Leventhal